Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
First Mercury Financial Corporation
Southfield, Michigan
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2006 (except for the last paragraph of Note 1, as to which the date is October 16, 2006) with respect to the consolidated financial statements and schedules included in the Registration Statement on Form S-1 (File No. 333-134573) filed by First Mercury Financial Corporation with the Securities and Exchange Commission.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Troy, Michigan
October 20, 2006